UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2025

CARGO Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41859	84-4080422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Industrial Road Suite 400
San Carlos, California	94070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 499-8950

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CRGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 28, 2025, the Board of Directors (the “Board”) of CARGO Therapeutics, Inc. (the “Company” or “CARGO”) approved a reduction of the Company’s workforce by approximately 50% in connection with the Company’s announcement of its election to discontinue the FIRCE-1 Phase 2 study of firicabtagene autoleucel (firi-cel). CARGO will continue to advance CRG-023 to Phase 1 proof-of-concept data and its allogeneic platform to lead vector candidate selection while evaluating strategic options. The workforce reduction, in combination with other expense reductions related to the discontinuation of the clinical development of firi-cel, is expected to extend the Company’s cash runway to mid-2028.

In connection with these actions, the Company expects to incur expense of between $31 million to $37 million in total, a substantial portion of which we expect to recognize during the first quarter of 2025. The anticipated expense includes: severance, benefits, payroll taxes, and other termination costs totaling approximately $4 million to $5 million, contract termination costs totaling approximately $20 million to $22 million and future costs to wind-down the firi-cel clinical development program totaling approximately $7 million to $10 million. The charges that the Company expects to incur in connection with the plan and related workforce reduction are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the plan and related workforce reduction.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: the initiation, timing, progress, advancement, and results of CARGO’s clinical and preclinical programs; CARGO’s strategic plans for its business and product candidates, including its ongoing evaluation of strategic options; the Company’s expectations and estimates regarding the planned reduction in force and discontinuation of the clinical development of firi-cel; the expected restructuring charges and cost savings that may result from the planned reduction in force and discontinuation of the clinical development of firi-cel; and CARGO’s expectations that its cash runway may extend to mid-2028. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the company’s ability to obtain necessary capital to fund its clinical programs; the early stages of clinical development of the company’s product candidates and the product candidates involving novel technologies; clinical and preclinical development being a lengthy and expensive process with uncertain outcomes; data from the company’s clinical trials and preclinical studies, including the performance and characteristics of the company’s product candidates, including any undesirable side effects or other properties discovered or detected in the company’s clinical trials and preclinical studies; any favorable data from trials conducted by third-parties, including Stanford University or the NCI, may not be replicated in the company’s clinical trials or predictive of future results; the company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; the company’s reliance on third-party suppliers and manufacturers, including CROs; the outcomes of any future collaboration agreements; the company’s ability to adequately maintain intellectual property rights for its product candidates; and the Company’s ability to manage its costs and operations. For a detailed discussion of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to CARGO’s business in general, please refer to the risk factors identified in the Company’s filings with the Securities and Exchange Commission (SEC), including but not limited to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed on November 12, 2024. Any forward-looking statements that the company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARGO THERAPEUTICS, INC.

Date: January 29, 2025	By:	/s/ Gina Chapman
Gina Chapman Chief Executive Officer